UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

Regulus Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35670	26-4738379
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4224 Campus Point Court, Suite 210 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 202-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RGLS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03	Material Modification to Rights of Security Holders.

(a)

On June 24, 2022, Regulus Therapeutics Inc. (the “Company”) filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a reverse stock split at a ratio of 1:10 and decrease the authorized number of shares of the Company’s common stock from 400,000,000 shares to 300,000,000 shares (the “Charter Amendment”). The Charter Amendment was authorized by the stockholders of the Company at the Company’s 2022 Annual Meeting of Stockholders held on June 9, 2022.

Pursuant to the Charter Amendment, effective at 5:00 p.m. Eastern Time on June 28, 2022 (the “Effective Time”), every ten shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As a result of the reverse stock split, proportionate adjustments will be made to the per share conversion ratio and/or the number of shares issuable upon the conversion of the Company’s preferred stock outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon conversion of the preferred stock. Additionally, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options, restricted stock units and warrants outstanding at the Effective Time, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares reserved for issuance under the Company’s 2019 Equity Incentive Plan, 2021 Inducement Plan and 2022 Employee Stock Purchase Plan immediately prior to the Effective Time will be reduced proportionately.

No fractional shares will be issued as a result of the reverse stock split. Stockholders of record who would otherwise be entitled to receive a fractional share will receive a cash payment in lieu thereof. The reverse stock split will affect all stockholders proportionately and will not affect any stockholder’s percentage ownership of the Company’s common stock (except to the extent that the reverse stock split results in any stockholder owning only a fractional share).

The Company’s common stock will begin trading on The Nasdaq Capital Market on a split-adjusted basis when the market opens on June 29, 2022. The new CUSIP number for the Company’s common stock following the reverse stock split will be 75915K 309.

A copy of the Charter Amendment is filed with this report as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibit Title or Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Regulus Therapeutics Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regulus Therapeutics Inc.

Date: June 27, 2022	By:	/s/ Joseph P. Hagan
Joseph P. Hagan
President and Chief Executive Officer